[LETTERHEAD OF H J & ASSOCIATES]


September 26, 2001


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Re:  Geyser Group, Ltd.
     Commission file No. 33-30158-A


We were previously the independent accountants for the Company and on June 15, 2000, we reported on the financial statements of the Company for the years ended April 30, 2000 and 1999.

We have read Item 4 of the Current Report on Form 8-K of Geyser Group, Ltd. dated September 21, 2001, and agree with the statements contained therein as they relate to our firm.

Very truly yours,

/s/ H J & Associates, LLC

H J & Associates, LLC
Certified Public Accountants